Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232

Hospitality Properties Trust Announces Second Quarter 2016 Results

Second Quarter Net Income of $0.34 per share

Normalized FFO of $1.09 per share for the Second Quarter

Comparable Hotel RevPAR for the Second Quarter Grows 4.9% Year Over Year

Newton, MA (August 9, 2016).  Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter and six months ended June 30, 2016.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$50,895	$77,980	$97,780	$114,395
Net income available for common shareholders per share	$0.34	$0.52	$0.65	$0.76
Adjusted EBITDA (1)	$215,608	$191,059	$403,311	$358,454
Normalized FFO available for common shareholders (1)	$165,714	$148,139	$305,868	$272,888
Normalized FFO available for common shareholders per share (1)	$1.09	$0.99	$2.02	$1.81

Portfolio Performance
Comparable hotel RevPAR	$103.34	$98.52	$96.72	$92.42
Comparable hotel RevPAR growth	4.9%	—	4.7%	—
RevPAR (all hotels)	$102.30	$98.67	$95.42	$92.51
RevPAR growth (all hotels)	3.7%	—	3.1%	—
Coverage of HPT’s minimum returns and rents for hotels	1.34x	1.28x	1.14x	1.11x
Coverage of HPT’s minimum rents for travel centers	1.64x	1.73x	1.51x	1.82x

(1)         Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, and Normalized FFO available for common shareholders, for the quarters and six months ended June 30, 2016 and 2015 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Three and Six Months Ended June 30, 2016 and Recent Activities:

•            Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended June 30, 2016 was $50.9 million, or $0.34 per diluted share, compared to net income available for common shareholders of $78.0 million, or $0.52 per diluted share, for the quarter ended June 30, 2015.  Net income available for common shareholders for the quarter ended June 30, 2016 includes $25.9 million, or $0.17 per diluted share, of estimated business management incentive fee expense. Net income available for common shareholders for the quarter ended June 30, 2015 includes an $11.0 million, or $0.07 per diluted share, gain on the sale of real estate. The weighted average number of diluted common shares outstanding was 151.4 million and 150.3 million for the quarters ended June 30, 2016 and 2015, respectively.

Net income available for common shareholders for the six months ended June 30, 2016 was $97.8 million, or $0.64 per diluted share, compared to net income available for common shareholders of $114.4 million, or $0.76 per diluted share, for the six months ended June 30, 2015.  Net income available for common shareholders for the six months ended June 30, 2016 includes $31.2 million, or $0.21 per diluted share, of estimated business management incentive fee expense. Net income available for common shareholders for the six months ended June 30, 2015 includes $8.8 million, or $0.06 per diluted share, of estimated business management incentive fee expense and an $11.0 million, or $0.07 per diluted share, gain on the sale of real estate. The weighted average number of diluted common shares outstanding was 151.4 million and 150.6 million for the six months ended June 30, 2016 and 2015, respectively.

•            Adjusted EBITDA: Adjusted EBITDA for the quarter ended June 30, 2016 compared to the same period in 2015 increased 12.8% to $215.6 million.

Adjusted EBITDA for the six months ended June 30, 2016 compared to the same period in 2015 increased 12.5% to $403.3 million.

•            Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended June 30, 2016 were $165.7 million, or $1.09 per diluted share, compared to Normalized FFO available for common shareholders of $148.1 million, or $0.99 per diluted share, for the quarter ended June 30, 2015.

Normalized FFO available for common shareholders for the six months ended June 30, 2016 were $305.9 million, or $2.02 per diluted share, compared to Normalized FFO available for common shareholders of $272.9 million, or $1.81 per diluted share, for the six months ended June 30, 2015.

•            Hotel RevPAR (comparable hotels):  For the quarter ended June 30, 2016 compared to the same period in 2015 for HPT’s 292 hotels that it owned continuously since April 1, 2015: average daily rate, or ADR, increased 3.0% to $126.64; occupancy increased 1.5 percentage points to 81.6%; and revenue per available room, or RevPAR, increased 4.9% to $103.34.

For the six months ended June 30, 2016 compared to the same period in 2015 for HPT’s 291 hotels that it owned continuously since January 1, 2015: ADR increased 3.4% to $125.78; occupancy increased 0.9 percentage points to 76.9%; and RevPAR increased 4.7% to $96.72.

•            Hotel RevPAR (all hotels):  For the quarter ended June 30, 2016 compared to the same period in 2015 for HPT’s 305 hotels: ADR increased 2.8% to $126.77; occupancy increased 0.7 percentage points to 80.7%; and RevPAR increased 3.7% to $102.30.

For the six months ended June 30, 2016 compared to the same period in 2015 for HPT’s 305 hotels: ADR increased 3.1% to $125.55; occupancy remained the same at 76.0%; and RevPAR increased 3.1% to $95.42.

•            Coverage of Minimum Returns and Rents: For the quarter ended June 30, 2016, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.34x from 1.28x for the quarter ended June 30, 2015.

For the six months ended June 30, 2016, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.14x from 1.11x for the six months ended June 30, 2015.

For the quarter ended June 30, 2016, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.64x from 1.73x for the quarter ended June 30, 2015.

For the six months ended June 30, 2016, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.51x from 1.82x for the quarter ended June 30, 2015.

As of June 30, 2016, approximately 79% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•            Recent Property Acquisition Activities:  On June 22, 2016, HPT acquired from TravelCenters of America LLC (Nasdaq: TA), or TA, two travel centers located in Remington, IN and Brazil, IN for an aggregate purchase price of $23.9 million, excluding acquisition related costs. HPT added these Petro branded travel centers to its TA No. 1 and No. 3 leases, respectively.

On June 30, 2016, HPT acquired from TA a newly developed travel center located in Wilmington, IL for $22.3 million, excluding acquisition related costs. HPT added this Petro branded travel center to its TA No. 2 lease.

On July 29, 2016, HPT entered into an agreement to acquire a full service hotel with 236 rooms located in the Silicon Valley region of Milpitas, CA for a purchase price of $52 million, excluding acquisition related costs. HPT currently expects to complete this acquisition during the fourth quarter of 2016. HPT plans to add this hotel to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

Tenants and Managers: As of June 30, 2016, HPT had nine operating agreements with seven hotel operating companies for 305 hotels with 46,347 rooms, which represented 65% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 197 travel centers, which represented 35% of HPT’s total annual minimum returns and rents.

•            Marriott Agreements: As of June 30, 2016, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $68.5 million as of June 30, 2016 (approximately $17.1 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement may be limited to available hotel cash flow after payment of operating expenses and funding of the FF&E reserve.  During the three months ended June 30, 2016, HPT realized returns under its Marriott No. 1 agreement of $22.5 million.  HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.2 million as of June 30, 2016 (approximately $26.6 million per quarter). During the three months ended June 30, 2016, HPT realized returns under its Marriott No. 234 agreement of $26.6 million.  HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended June 30, 2016, the available security deposit was replenished by $6.2 million from a share of hotel cash flows in excess of the minimum returns due to HPT for the period. At June 30, 2016, the available security deposit from Marriott for the Marriott No. 234 agreement was $13.2 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls after the available security deposit is depleted. HPT’s Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended June 30, 2016 of $2.5 million was paid to HPT.

•            InterContinental Agreement: As of June 30, 2016, 94 of HPT’s hotels were operated by subsidiaries of InterContinental under one agreement requiring annual minimum returns and rents to HPT of $160.3 million (approximately $40.1 million per quarter). During the three months ended June 30, 2016, HPT realized returns and rents under its InterContinental agreement of $43.7 million. HPT’s InterContinental agreement is partially secured by a security deposit. During the three months ended June 30, 2016, the available security deposit was replenished by $7.2 million from a share of hotel cash flows in excess of the returns and rents due to HPT for the period.  At June 30, 2016, the available InterContinental security deposit which HPT held to pay future payment shortfalls was $63.9 million.

•            Wyndham Agreement:  As of June 30, 2016, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham, requiring annual minimum returns of $26.7 million (approximately $6.7 million per quarter).  During the three months ended June 30, 2016, HPT realized returns under its Wyndham management agreement of $6.7 million. The guarantee provided by Wyndham with respect to the management agreement is limited and as of June 30, 2016, $2.2 million was available to cover payment shortfalls of HPT’s minimum returns.  During the three months ended June 30, 2016, the guarantee was replenished by $2.2 million from a share of hotel cash flows that were in excess of the minimum returns due to HPT. HPT also leases 48 vacation units in one of the hotels to Wyndham Vacation Resorts, Inc., a subsidiary of Wyndham, which requires annual minimum rent of $1.4 million (approximately $0.4 million per quarter). The guarantee provided by Wyndham with respect to the lease is unlimited.

•            Other Hotel Agreements: As of June 30, 2016, HPT’s remaining 67 hotels are operated under four agreements: one management agreement with Sonesta (33 hotels), requiring annual minimum returns of $85.2 million as of June 30, 2016 (approximately $21.3 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million as of June 30, 2016 (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million as of June 30, 2016 (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (Nasdaq: MHGC) (1 hotel) requiring annual minimum rent of $7.6 million as of June 30, 2016 (approximately $1.9 million per quarter). Minimum returns and rents due to HPT are partially guaranteed under the Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under that agreement are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these agreements for the three months ended June 30, 2016 were paid to HPT.

•            Travel Center Agreements:  As of June 30, 2016, HPT’s 197 travel centers located along the U.S. Interstate Highway system were leased to TA under five lease agreements, which required aggregate annual minimum rents of $268.0 million (approximately $67.0 million per quarter). As of June 30, 2016, all payments due to HPT from TA under these leases were current.

Conference Call:

On Tuesday, August 9, 2016, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer and Treasurer, will host a conference call to discuss the results for the quarter ended June 30, 2016.  The conference call telephone number is (877) 329-3720.  Participants calling from outside the United States and Canada should dial (412) 317-5434.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Tuesday, August 16, 2016.  To hear the replay, dial (412) 317-0088.  The replay pass code is 10088732.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s second quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Second Quarter 2016 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “MAY” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  AS OF JUNE 30, 2016, APPROXIMATELY 79% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF JUNE 30, 2016 WAS NOT GUARANTEED NOR DOES HPT HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO THE FUTURE PERFORMANCE OF HPT’S PROPERTIES, WHETHER THAT PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE

SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT, REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR REGARDING WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT.  MOREOVER, THE SECURITY DEPOSITS HELD BY HPT ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•                  HPT HAS ENTERED INTO AN AGREEMENT TO ACQUIRE ONE HOTEL FOR A PURCHASE PRICE OF $52 MILLION, AND HPT EXPECTS TO COMPLETE THIS TRANSACTION DURING THE FOURTH QUARTER OF 2016 AND THAT IT WILL ADD THIS HOTEL TO ITS EXISTING SONESTA MANAGEMENT AGREEMENT.  THIS TRANSACTION IS SUBJECT TO COMPLETION OF DILIGENCE AND OTHER CLOSING CONDITIONS. THESE TERMS AND CONDITIONS MAY NOT BE SATISFIED. AS A RESULT, THIS ACQUISITION AND THE EXPECTED MANAGEMENT ARRANGEMENT MAY NOT OCCUR, MAY BE DELAYED OR THE PURCHASE OR MANAGEMENT TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Hotel operating revenues (1)	$471,910	$436,977	$868,413	$806,573
Rental income (2)	77,293	69,063	153,552	133,814
FF&E reserve income (3)	1,096	1,026	2,452	2,191
Total revenues	550,299	507,066	1,024,417	942,578

Expenses:
Hotel operating expenses (1)	324,922	304,428	601,227	562,086
Depreciation and amortization	88,782	80,582	176,053	159,551
General and administrative (4)	37,365	12,685	53,388	33,989
Acquisition related costs (5)	117	797	729	1,135
Total expenses	451,186	398,492	831,397	756,761

Operating income	99,113	108,574	193,020	185,817

Dividend income	749	—	749	—
Interest income	40	10	138	21
Interest expense (including amortization of debt issuance costs and debt discounts of $2,127 and $1,458 and $3,993 and $2,916, respectively)	(41,698)	(35,836)	(83,284)	(71,290)
Loss on early extinguishment of debt (6)	—	—	(70)	—
Income before income taxes, equity in earnings of an investee and gain on sale of real estate	58,204	72,748	110,553	114,548
Income tax expense	(2,160)	(640)	(2,535)	(931)
Equity in earnings of an investee	17	23	94	95
Income before gain on sale of real estate	56,061	72,131	108,112	113,712
Gain on sale of real estate (7)	—	11,015	—	11,015
Net income	56,061	83,146	108,112	124,727
Preferred distributions	(5,166)	(5,166)	(10,332)	(10,332)
Net income available for common shareholders	$50,895	$77,980	$97,780	$114,395

Weighted average common shares outstanding (basic)	151,408	150,260	151,405	150,028
Weighted average common shares outstanding (diluted)	151,442	150,292	151,428	150,594

Net income available for common shareholders per common share:
Basic and diluted	$0.34	$0.52	$0.65	$0.76

See Notes on pages 9 and 10

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (8)
Net income available for common shareholders	$50,895	$77,980	$97,780	$114,395
Add (Less): Depreciation and amortization	88,782	80,582	176,053	159,551
Gain on sale of real estate (7)	—	(11,015)	—	(11,015)
FFO available for common shareholders	139,677	147,547	273,833	262,931
Add (Less): Acquisition related costs (5)	117	797	729	1,135
Estimated business management incentive fees (4)	25,920	(205)	31,236	8,822
Loss on early extinguishment of debt (6)	—	—	70	—
Normalized FFO available for common shareholders	$165,714	$148,139	$305,868	$272,888

Weighted average common shares outstanding (basic)	151,408	150,260	151,405	150,028
Weighted average common shares outstanding (diluted)	151,442	150,292	151,428	150,594

Basic and diluted per common share amounts:
FFO available for common shareholders (basic and diluted)	$0.92	$0.98	$1.81	$1.75
Normalized FFO available for common shareholders (basic)	$1.09	$0.99	$2.02	$1.82
Normalized FFO available for common shareholders (diluted)	$1.09	$0.99	$2.02	$1.81

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Calculation of EBITDA and Adjusted EBITDA: (9)
Net income	$56,061	$83,146	$108,112	$124,727
Add: Interest expense	41,698	35,836	83,284	71,290
Income tax expense	2,160	640	2,535	931
Depreciation and amortization	88,782	80,582	176,053	159,551
EBITDA	188,701	200,204	369,984	356,499
Add (less): Acquisition related costs (5)	117	797	729	1,135
General and administrative expense paid in common shares (10)	870	1,278	1,292	3,013
Estimated business management incentive fees (4)	25,920	(205)	31,236	8,822
Loss on early extinguishment of debt (6)	—	—	70	—
Gain on sale of real estate (7)	—	(11,015)	—	(11,015)
Adjusted EBITDA	$215,608	$191,059	$403,311	$358,454

See Notes on pages 9 and 10

(1)         At June 30, 2016, HPT owned 305 hotels; 302 of these hotels are managed by hotel operating companies and three hotels are leased to hotel operating companies. At June 30, 2016, HPT also owned 197 travel centers; all 197 of these travel centers are leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Net operating results of HPT’s managed hotel portfolios exceeded the minimum returns due to HPT in both the three months ended June 30, 2016 and 2015. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $11,544 and $11,443 less than the minimum returns due to HPT in the six months ended June 30, 2016 and 2015, respectively.  When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses.  There was no reduction to hotel operating expenses in the three months ended June 30, 2016 or 2015 and reductions of $1,766 and $1,903 in the six months ended June 30, 2016 and 2015, respectively, as a result of such fundings.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $9,778 and $9,540 in the six months ended June 30, 2016 and 2015, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Sonesta. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $43,440 and $35,902 more than the minimum returns due to HPT in the three months ended June 30, 2016 and 2015, respectively, and $46,918 and $37,611 more than the minimum returns due to HPT in the six months ended June 30, 2016 and 2015, respectively. Certain of HPT’s guarantees and HPT’s security deposits may be replenished by future cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements.  When HPT’s guarantees and its security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses.  Hotel operating expenses were increased by $20,057 and $14,976 in the three months ended June 30, 2016 and 2015, respectively, and $19,968 and $16,189 in the six months ended June 30, 2016 and 2015, respectively, as a result of such replenishments.

(2)         Rental income includes $3,693 and $1,511 in the three months ended June 30, 2016 and 2015, respectively, and $7,445 and $2,056 in the six months ended June 30, 2016 and 2015, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis. In calculating net income in accordance with GAAP, HPT generally recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Rental income for the second quarter of 2015 includes $2,048 of percentage rent recorded as a result of HPT’s lease modifications with TA because the amount was no longer contingent.

(3)         Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its tenants into the escrow accounts under its three hotel leases as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)         Incentive fees under HPT’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter.  Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the actual incentive fee expense amount for the year, if any, is determined. HPT recorded $25,920 and reversed $205 of estimated business management incentive fees during the three months ended June 30, 2016 and 2015, respectively. HPT recorded $31,236 and $8,822 of estimated business management incentive fees during the six months ended June 30, 2016 and 2015, respectively.

HPT recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price HPT paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035, as a reduction to business management fees, which are included in general and administrative expense. General and administrative expense was reduced by $896 and $231 during the three months ended June 30, 2016 and 2015, respectively, and by $1,793 and $231 during the six months ended June 30, 2016 and 2015, respectively, as a result of this amortization.

(5)         Represents costs associated with HPT’s acquisition activities.

(6)         HPT recorded a $70 loss on early extinguishment of debt in the first quarter of 2016 in connection with the redemption of certain senior unsecured notes.

(7)         HPT recorded an $11,015 gain on sale of real estate in the second quarter of 2015 in connection with the sale of five travel centers.

(8)

HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year and HPT excludes acquisition related costs and loss on early extinguishment of debt.  HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its unsecured revolving credit facility and unsecured term loan agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income available for common shareholders or operating income as an indicator of HPT’s operating performance or as a measure of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders, operating income and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and condensed consolidated statements of cash flows.  Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does. Effective with the quarter ended June 30, 2016, HPT has changed its calculation of Normalized FFO to no longer include adjustments for estimated percentage rent. Historically, when calculating Normalized FFO, HPT estimated an amount of percentage rental income for each of the first three quarters of the year and then, in the fourth quarter, excluded the amounts that had been included in the first three quarters. In calculating net income in accordance with GAAP, HPT recognizes percentage rental income for the full year in the fourth quarter, which is when all contingencies are met and the income is earned. Normalized FFO for historical periods has been restated to be comparable with the current period calculation.

(9)         HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or operating income as an indicator of operating performance or as a measure of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders, operating income and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and condensed consolidated statements of cash flows.  Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does. Effective with the quarter ended June 30, 2016, HPT has changed its calculation of Adjusted EBITDA to no longer include adjustments for estimated percentage rent. Historically, when calculating Adjusted EBITDA, HPT estimated an amount of percentage rental income for each of the first three quarters of the year and then, in the fourth quarter, excluded the amounts that had been included in the first three quarters. In calculating net income in accordance with GAAP, HPT recognizes percentage rental income for the full year in the fourth quarter, which is when all contingencies are met and the income is earned. Adjusted EBITDA for historical periods has been restated to be comparable with the current period calculation.

(10)  Amounts represent the portion of business management fees that were payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.  Beginning June 1, 2015, all business management fees are paid in cash.

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS

Real estate properties:
Land	$1,547,774	$1,529,004
Buildings, improvements and equipment	6,993,371	6,740,423
Total real estate properties, gross	8,541,145	8,269,427
Accumulated depreciation	(2,361,264)	(2,218,499)
Total real estate properties, net	6,179,881	6,050,928
Cash and cash equivalents	20,347	13,682
Restricted cash (FF&E reserve escrow)	61,419	51,211
Due from related persons	58,991	50,987
Other assets, net	288,697	227,989
Total assets	$6,609,335	$6,394,797

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$232,000	$465,000
Unsecured term loan, net	398,088	397,756
Senior unsecured notes, net	2,862,800	2,403,439
Convertible senior unsecured notes	8,478	8,478
Security deposits	77,269	53,579
Accounts payable and other liabilities	190,304	179,783
Due to related persons	40,724	69,514
Dividends payable	5,166	5,166
Total liabilities	3,814,829	3,582,715

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 151,559,788 and 151,547,288 shares issued and outstanding, respectively	1,516	1,515
Additional paid in capital	4,166,301	4,165,911
Cumulative net income	2,989,769	2,881,657
Cumulative other comprehensive income (loss)	21,793	(15,523)
Cumulative preferred distributions	(331,645)	(321,313)
Cumulative common distributions	(4,333,335)	(4,180,272)
Total shareholders’ equity	2,794,506	2,812,082
Total liabilities and shareholders’ equity	$6,609,335	$6,394,797